SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.           )

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ENERGY WEST, INCORPORATED

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Shareholders
To Be Held November 16, 2005
October 21, 2005
Dear Shareholders:
      The Board of Directors joins me in extending to you a cordial invitation to attend the 2005 Annual Meeting of Shareholders of Energy West, Incorporated, a Montana corporation (“Energy West” or the “Company”). The meeting will be held on November 16, 2005 at 10:00 A.M. Mountain Standard Time at the Civic Center, located at Park Drive and Central Avenue, Great Falls, Montana, for the following purposes:

1. To elect seven directors to hold office for a one-year term and until their respective successors are duly elected and have been qualified;

2. To ratify the appointment of Hein & Associates LLP as our independent auditors for the fiscal year ending June 30, 2006; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
      Shareholders of record at the close of business on October 10, 2005 are entitled to receive notice of and to vote at the annual meeting.
      YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the annual meeting, it is important that your shares be represented. Please sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope to ensure that your shares will be represented at the meeting. If you attend the meeting and wish to vote in person, you may, at that time, revoke your proxy and vote at the meeting.

By Order of the Board of Directors,

John C. Allen
Senior Vice President and General Counsel
ENERGY WEST, INCORPORATED
1 First Avenue South
P.O. Box 2229
Great Falls, Montana 59403-2229

GENERAL INFORMATION
CERTAIN BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK
ELECTION OF DIRECTORS (PROPOSAL NO. 1)
THE BOARD AND COMMITTEES OF THE BOARD
DIRECTOR COMPENSATION
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
EMPLOYMENT AND SEVERANCE AGREEMENTS
PERFORMANCE OF THE COMPANY’S COMMON STOCK
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RATIFICATION OF INDEPENDENT AUDITORS (PROPOSAL NO. 2)
SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
OTHER MATTERS

ENERGY WEST, INCORPORATED
1 First Avenue South, P.O. Box 2229
Great Falls, Montana 59403-2229
PROXY STATEMENT
for
Annual Meeting of Shareholders to be held November 16, 2005
GENERAL INFORMATION
Date, Time and Place
      This proxy statement is being furnished to you on or about October 21, 2005 in connection with the solicitation of proxies by the Board of Directors of Energy West, Incorporated, a Montana corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held on November 16, 2005 at 10:00 A.M. local time, at the Civic Center, located at Park Drive and Central Avenue in Great Falls, Montana and any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Meeting. The Company will use the proxies it receives to (i) elect seven directors, (ii) to ratify the appointment of our independent auditors, and (iii) to transact other business properly coming before the annual meeting.
Proxies And Voting
      Upon the execution and return of the enclosed proxy, the shares represented by it will be voted by the persons designated therein as proxies in accordance with the shareholder’s directions. A shareholder giving a proxy for use at the meeting may revoke such proxy prior to its exercise either by written notice, to be received by the Secretary of the Company before the annual meeting or by appearing in person at the annual meeting and revoking the proxy. If no direction is given, the proxy will be voted in accordance with the recommendation of the Board of Directors. If you revoke your proxy, you may choose to vote your shares by executing another proxy or by voting in person at the annual meeting.
      Expenses in connection with the solicitation of proxies will be paid by the Company. In addition to solicitation by mail, the directors, officers and employees of the Company and its subsidiaries, who will receive no extra compensation for their efforts, may solicit proxies by telephone or other electronic means or in person.
Voting Rights And Outstanding Shares
      The Board of Directors has set the close of business on October 10, 2005 as the record date (the “Record Date”) for determining the shareholders entitled to notice of, and to vote at the annual meeting or any adjournment thereof. As of October 10, 2005, 2,912,560 shares of Common Stock of the Company were issued and outstanding, the only class of securities of the Company entitled to vote at the meeting.
      Each shareholder of record is entitled to one vote for each share registered in his or her name as of the record date, except that each shareholder is entitled to cumulate votes for Proposal No. 1 (Election of Directors) by multiplying the number of votes to which the shareholder is entitled by the number of directors to be elected (i.e., seven) and casting all such votes for one candidate or distributing them among any or all candidates. The seven candidates who receive the most votes will be deemed elected. To vote cumulatively, a shareholder must write the words “cumulative for,” followed by the number of shares to be voted and name of the nominee or nominees selected on the line provided under Item 1 on the proxy. Because directors are elected by a plurality of the votes cast, abstentions will not affect the outcome of the election of directors. Abstentions will, however, be treated as present and entitled to vote and will count toward the quorum.
      So far as the management of the Company is aware, no matters other than those described in this proxy statement will be acted upon at the meeting. In the event that any other matters properly come before the meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in their discretion on such other matters.

CERTAIN BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK
      The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company on or about September 30, 2005 (i) by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) by each director and nominee for director, (iii) by each executive officer named in the Summary Compensation Table, and (iv) by all executive officers and directors as a group. Each beneficial owner has sole voting and investment power unless otherwise indicated.

	Number of Shares		Percent of
Name of Beneficial Owner	Beneficially Owned		Ownership

Richard M. Osborne	604,607		20.8%
Mark Grossi	173,240		5.9%
Andrew Davidson	28,111	(a)	1.0%
Richard Schulte	9,515	(b)
Terry Palmer	4,000	*
Gene Argo	0
Thomas Smith	0
John C. Allen	43,034	(c)	1.5%
Tim Good	36,987	(d)	1.2%
Douglas Mann	20,546	(e)
David Cerotzke	9,037	(f)
Wade Brooksby	5,000	(g)
All Directors & Officers as a group	934,077		32.0%

*	Less than 1%

(a)	Includes 16,124 shares subject to deferred stock equivalents under the Deferred Compensation Plan for Directors. Such deferred stock equivalents are convertible to common stock upon the termination of a director’s service with the Company.

(b)	Includes 8,515 shares subject to deferred stock equivalents under the Deferred Compensation Plan for Directors.

(c)	Includes 25,000 shares subject to exercisable options, 8,420 shares in the Company’s 401(K) Plan.

(d)	Includes 12,500 shares subject to exercisable options and 8,208 subject to the Company’s 401(K) Plan.

(e)	Includes 12,500 shares subject to exercisable options, 6,986 shares pursuant to the Company’s 401(K) Plan and 460 shares pursuant to the Dividend Reinvestment Plan.

(f)	Includes 8,750 shares subject to exercisable options, 287 shares subject to the Energy West Retirement Savings Plan and 109 shares in stock equivalents received as a Board member prior to his appointment as the President & CEO.

(g)	Includes 5,000 shares subject to exercisable options.
ELECTION OF DIRECTORS (PROPOSAL NO. 1)
      The By-Laws of the Company provide that the Board of Directors shall be comprised of between five and nine members. Pursuant to the Company’s By-Laws, the Board has fixed the number of directors to constitute the Board from and after the annual meeting at a total of seven directors, which the Board has determined to be an adequate number to effectively perform the duties of the Board, while at the same time reducing Director fee expenses. With some exceptions over the last several years (when the Board was comprised of eight or nine members), the number of directors serving on the Board has historically been seven. Mr. Cerotzke is the only nominee who is an employee of the Company. Each of the nominees for director is currently a member of the Board of Directors.

      The following persons have been nominated to serve one-year terms or until their successors are elected and have been qualified:
                       W.E. (Gene) Argo, David A. Cerotzke, Mark D. Grossi, Richard M. Osborne, Terry M. Palmer, Richard J. Schulte, Thomas J. Smith
      It is intended that the proxies in the form enclosed will be voted for the election of the nominees named above by regular or cumulative voting, unless authority to do so is withheld, as provided in the proxy. In the event that additional persons are nominated for election as directors, unless otherwise specifically instructed, the proxy holders intend to vote all proxies received by them in a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed above as possible, and in such event the specific nominees to be voted will be determined by the proxy holders. If for any reason one or more of the nominees should be unable to serve or refuse to serve as director, the proxies will be voted for such substitute nominees as the proxy holders may determine. The seven nominees for director receiving the highest number of votes will be elected. The seven nominees are submitted for election at this time in accordance with a resolution adopted by the directors at the Board meeting on October 4, 2005. Mr. Davidson has elected not to accept a nomination for an additional term as a director due to the press of other business. He was appointed President of Davidson Investment Advisors in November of 2004.
      The Board of Directors recommends a vote FOR each of the nominees.
Information Concerning Director Nominees:
Directors of the Company
      W.E. “Gene” Argo, (63), has been a Director of the Company since 2002. He recently retired as the President and General Manager of Midwest Energy, Inc., a gas and electric cooperative in Hays, Kansas, in which capacity he had served since 1992. Mr. Argo serves as the Chairman of the Company’s Compensation Committee.
      David A. Cerotzke, (55), has been a Director of the Company since December  2003. He was appointed President and Chief Executive Officer of the Company on July 1, 2004. Prior to joining the Company he was a consultant in the energy industry from January 2003 to December 2003. From 1990 to 2003, he served in various executive capacities, including Vice-President of Engineering, Vice-President of Operations, Vice-President of Marketing and Treasurer of Nicor Inc., a diversified energy holding company.
      Mark D. Grossi, (51), has been a Director of the Company since March 2005. Mr. Grossi was Executive Vice President and Chief Retail Banking Officer of Charter One Bank, N.A. from September 1992 through September 2004. Prior to that, he was President and Chief Executive Officer of First American Savings Bank.
      Richard M. Osborne, (60), has been a Director of the Company since December 2003. He is the President and Chief Executive Officer of OsAir, Inc., a company he founded in 1963, which operates as a property developer and manufacturer of industrial gases for pipeline delivery. Since September 1998, Mr. Osborne has also been Chairman of the Board and Chief Executive Officer of Liberty Self-Stor, Inc., a self-managed real estate investment trust that manages, acquires, develops, expands, and operates self-storage facilities.
      Terry M. Palmer, (61), has been a Director of the Company since 2002. Mr. Palmer was a partner in the accounting firm Ernst & Young LLP from 1979 until his retirement in October 2002. Since January 2003, Mr. Palmer has been employed on a part-time basis with the accounting firm of Marrs, Sevier & Company. Mr. Palmer is also a director of Apex Silver Mines Limited.
      Richard J. Schulte, (65), has been a Director of the Company since 1997. Mr. Schulte is a principal in Schulte Associates LLC, a consulting firm providing management, marketing, e-commerce and organizational services to energy related businesses since 1998. He was formerly an officer of the American Gas Association and Stone & Webster Management Consultants, Inc. He was 2002 Chairman of the Board of Directors for the

American Society for Testing and Materials (ASTM International). Mr. Schulte serves as Chairman of the Company’s Audit Committee.
      Thomas J. Smith, (61), has been a Director of the Company since December 2003. Since 1996 Mr. Smith has been the President of Liberty Self-Stor, Inc., a self-managed real estate investment trust that manages, acquires, develops, expands, and operates self-storage facilities. Mr. Smith is also a director of Liberty Self-Stor, Inc.
THE BOARD AND COMMITTEES OF THE BOARD
      The Board of Directors has a Compensation Committee consisting of Messrs. Argo, Osborne and Davison. The Compensation Committee met twice during the fiscal year. It has the responsibility to make recommendations to the full Board of Directors regarding base salaries of officers and certain incentive plans or other compensation matters. Each member of the Compensation Committee is independent, as defined in Rule 4200(a)(15) of the Nasdaq listing standards.
      The Board of Directors also has an Audit Committee consisting of Messrs. Palmer, Schulte and Smith. The Committee met nine times during the fiscal year and has responsibility for retaining the independent auditors, reviewing the annual audit and making recommendations to the full Board regarding accounting matters that come to its attention. Each member of the Audit Committee is independent, as defined in Rule 4200(a)(15) of the Nasdaq listing standards and as defined in Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). The Board of Directors has determined that Mr. Palmer and Mr. Smith are “audit committee financial experts” as defined in Item 401(h) of Regulation S-K.
      The Board of Directors also has a Governance and Nominating Committee consisting of Messrs. Schulte, Argo, and Palmer. This committee, acting pursuant to its charter, reviews corporate and Board governance matters and evaluates and recommends candidates for nomination to the Board of Directors. This committee met as a separate committee once during fiscal year 2005. This committee performs its duties in accordance with the Governance and Nominating Committee Charter. Each member of the Governance and Nominating Committee is independent, as defined in Rule 4200(a)(15) of the Nasdaq listing standards.
      With respect to its recommendations of director nominees, the Governance and Nominating Committee may establish the criteria for director service and will consider, among other things, the independence of the candidates under Nasdaq standards and such experience as to create value to the Board, the Company and its shareholders. The criteria and selection process are not standardized and may vary from time to time. Relevant experience in business and industry, government, education and other areas are prime measures for any nominee. The Committee will consider individuals for Board membership who are proposed by shareholders in accordance with the provisions of the Company’s By-laws, as amended.
      Directors of the Company are elected at the Annual Meeting of Shareholders and serve until their successors are duly elected and qualified. The full Board met fourteen times during the fiscal year ended June 30, 2005. No director attended fewer than 75% of the meetings of the Board and the Committees on which he served.
      The Company publishes in its annual meeting materials and SEC filings the names of its directors, any of whom may be contacted in writing in care of the Company. Written communication addressed to the Board in general is reviewed by the Chairman for appropriate handling. Written communication addressed to an individual Board member is forwarded to that person directly.
      The Company encourages its Board members to attend the Annual Meeting of Shareholders and schedules Board and committee meetings to coincide with the shareholder meeting to facilitate director attendance. All of the directors who were in office at the time attended the 2004 Annual Meeting of Shareholders.
      The Board of Directors has determined that all directors other than Mr. Cerotzke are independent as defined in Rule 4200(a)(15) of the Nasdaq listing standards.

DIRECTOR COMPENSATION
      The Company paid its outside directors an annual retainer of $6,000 per year, $1,500 per Board meeting and $750 per Committee meeting. For Committee meetings held by telephone conference, the rate is one half the regular rate indicated. The Board conducts meeting by telephone in months when a regular in-person meeting is not scheduled. For these telephone meetings no separate compensation is paid.
      In addition, the Chairman of the Compensation Committee and the Chairman of the Governance and Nominating Committee receive an additional $3,000 annual retainer. The Chairman of the Audit Committee receives an additional $5,000 annual retainer. The Chairman of the Board receives an additional $8,000 annual retainer.
      The directors have the option under the Deferred Compensation Plan for Directors to receive their compensation in the form of stock, cash, or in the form of deferred stock equivalents or deferred rights to receive cash. A deferred stock equivalent is a hypothetical share of common stock valued at the fair market value of a share of the common stock on the date of receipt. A director will be paid any deferred stock equivalents in stock at the time of his or her retirement from the Board of Directors.
AUDIT COMMITTEE REPORT
      The responsibilities of the Audit Committee (“Audit Committee”), which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent auditors, and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, as well as the Company’s independent auditors and outside legal counsel.
      The Audit Committee has reviewed and discussed with senior management the Company’s audited financial statements included in the 2005 Annual Report on Form 10-K. Management has confirmed to the Audit Committee that such financial statements have been prepared with integrity and objectivity and are the responsibility of management, and that they have been prepared in conformity with generally accepted accounting principles.
      The Audit Committee has also discussed with Hein & Associates LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards 61, as amended (“Communication with Audit Committees”). SAS 61 requires the independent auditors to provide the Audit Committee with additional information regarding the scope and results of the audit of the Company’s financial statements, including with respect to (i) the independent auditor’s responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.
      The Audit Committee has received from Hein & Associates LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” Hein & Associates LLP has discussed its independence with the Audit Committee, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws. The Audit Committee has considered whether the non-audit services provided by Hein & Associates LLP to the Company are compatible with maintaining the auditor’s independence.
      Based on the review and discussion described above with respect to the Company’s audited financial statements included in the Company’s 2005 Annual Report to Shareholders, the Audit Committee has recommended to the Board of Directors that such financial statement be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.
      As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company’s independent auditors. In giving its recommendation to the Board of Directors, the Audit Committee relied on (i) management’s representation that such financial statements have been prepared with integrity and in conformity with generally accepted accounting principles, and (ii) the report of the Company’s independent auditors with respect to such financial statements.
The foregoing report is furnished by the Audit Committee:
Richard J. Schulte, Chairman; Terry M. Palmer and Thomas J. Smith
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Compensation Committee of the Board of Directors (“Compensation Committee”) reviews each salary adjustment for the Company’s officers and recommends those adjustments to the full Board. The Compensation Committee also provides recommendations to the full Board regarding the Company’s incentive compensation programs, and the Company’s Employee Stock Ownership Plan (“ESOP”), which is a part of the Company’s defined contribution plan. The Compensation Committee also provides recommendations regarding Director compensation.
      The Compensation Committee’s objectives are as follows:

1. The Compensation Committee seeks to establish executive compensation to attract and retain the necessary management talent to successfully lead the Company. The Compensation Committee believes that the Company must provide a compensation package for the Company’s key executives, which is competitive with compensation packages offered by other comparable companies.

2. The Compensation Committee believes that the Company should encourage decision-making that enhances shareholder value. The Compensation Committee believes that this objective is met by linking some portion of executive pay to corporate performance.
      The Compensation Committee believes that the compensation structure of the Company is reasonably designed to achieve the above stated objectives. Total compensation for the Company’s executive officers is determined by marketplace survey data, Company performance and individual performance.
      In determining its compensation recommendations to the Board of Directors, the Compensation Committee establishes a salary range for each executive based on available information concerning companies of comparable size in the gas utility industry. The Compensation Committee recommends to the Board of Directors a compensation package for each Company executive. This compensation package consists of base wages and accompanying benefits. The Committee also retains discretion to award incentive pay depending on the circumstances and financial strength of the Company. The total compensation package is intended to place the executive within the compensation range targeted by the Compensation Committee for the executive’s position.
      The Company had for a portion of the Fiscal Year, a Balanced Goal Card program under which executives (and all other employees) had the opportunity to receive an award equal to not more than 10 percent of their base salary levels based on the achievement of individual goals established for each executive at the beginning of the fiscal year. For the fiscal year 2005, the Company’s executive officers received a total of $25,483 based on their achievement of individual goals under the Balanced Goal Card program. The Balanced Goal Card program was discontinued in the fiscal year following the payments for achievement through January of 2005.
      The Company maintains a Change of Control Severance Plan that requires severance payments to employees whose employment is terminated under certain conditions involving a change of control. The Change of Control Severance Plan covers executive officers as well as most other employees of the Company, other than Mr. Cerotzke (whose severance pay is governed by his employment agreement). Under the Change of Control Severance Plan, Executive Officers are entitled to receive payment of two weeks of base salary for every year of service to the Company with a minimum severance payment equivalent to three months base salary and a maximum severance equivalent to one year of base salary.
Chief Executive Officer Compensation
      The Chief Executive Officer’s compensation consists of base salary, and, to the extent earned, an incentive award, which are discussed above. Mr. Cerotzke was appointed President and Chief Executive Officer on July 1, 2004. The Compensation Committee established the annual base salary for fiscal year 2005 applicable to Mr. Cerotzke after an evaluation of salaries of chief executive officers of similarly situated companies in the Company’s industry. In setting Mr. Cerotzke’s annual base salary, the Compensation Committee believes it has moved the Chief Executive Officer’s base salary to be closer to comparable company and industry averages than it had been in previous years.
The foregoing report is furnished by the Compensation Committee:

W.E. (Gene) Argo, Chairman, Richard Osborne and Andrew Davidson
EXECUTIVE COMPENSATION
      The following table sets forth the annual and long-term compensation of the Chief Executive Officer and other named executive officers of the Company earning compensation in excess of $100,000 in the fiscal year.
Summary Compensation Table

				Long Term
				Compensation
		Annual Compensation
	Fiscal			Number of Shares
Name And Principal Position	Year	Salary	Bonus	Underlying Options	All Other Compensation

Edward J. Bernica(a)	2005	0	0	0	0
	2004	$36,810	0	0	$105,188
	2003	131,212	$13,500	0	24,027(b)
David Cerotzke	2005	$159,989	$40,000	10,000	$ 11,560(b)
President & CEO	2004			0
	2003			0
John C. Allen	2005	$134,991	$10,989	20,000	$ 17,028(b)
Senior Vice President	2004	126,464	13,500	0	13,647(b)
& General Counsel	2003	100,970	10,010	12,500	19,739(b)
Wade Brooksby	2005	$43,290		20,000	$93,591(c) $ 1,290(b)
Vice President and	2004			0
Chief Financial Officer	2003			0
Tim Good	2005	$120,658	$9,050	0	$ 14,121(b)
Vice President for	2004	111,667	11,500	0	12,165(b)
Natural Gas Operations	2003	105,569	9,984	12,500	20,222(b)
Douglas Mann	2005	$102,327	$5,444	0	$ 11,977(b)
Vice President for	2004	88,074	7,755	0	10,783
Propane Operations	2003	84,275	3,907	12,500	10,018

(a)	Mr. Bernica resigned as President and Chief Executive Officer of the Company on September 22, 2003. Mr. Allen served as Interim President and Chief Executive Officer from September 22, 2003 until Mr. Cerotzke’s appointment on June 1, 2004.

(b)	This column represents amounts contributed to the Energy West Retirement Savings Plan by the Company on behalf of participants. The participation level is 10% of eligible compensation, which normally is the same as cash compensation except that compensation is not included as eligible compensation until after a required waiting period specified in the plan. The balance of the amounts in this column represents credits available to the employee to offset certain employee benefit expenses. The CEO receives $130 per month in the form of such credits. The remaining named executives receive $100 per month in the form of such credits.

(c)	Mr. Brooksby received compensation for his consulting services in the amount shown from August of 2004 until his employment in March of 2005.
Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the Money Options
	Share		Options at Fiscal Year End		at Year End
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Non Exercisable	Exercisable	Unexercisable

Edward Bernica	0	$0.00	0	0	0	0
David Cerotzek	0	$0.00	2,500	7,500	$6,450	$19,350
John C. Allen	0	$0.00	17,500	15,000	$13,437	$38,700
Tim Good	0	$0.00	12,500	0	$6,987	$0
Douglas Mann	0	$0.00	12,500	0	$6,987	$0
Wade Brooksby	0	$0.00	5,000	15,000	$12,150	$36,450
Equity Compensation Plan Information

Number of Securities
	Number of Securities to		Remaining Available for
	be Issued Upon	Weighted-average Exercise	Future Issuance Under
	Exercise of Outstanding	Price of Outstanding	Equity Compensation Plans
	Options, Warrants and	Options, Warrants and	(Excluding Securities
Plan Category	Rights.	Rights.	Reflected in Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	126,000	$7.68	100,669	(1)
Equity compensation plan not approved by security holders	—	—	—

Total	126,000	$7.68	100,669

(1)	Includes 100,000 shares available for future issuance under our Deferred Compensation Plan for Directors, 73,331 shares of which have been issued or allocated for issuance under terms of the plan.
EMPLOYMENT AND SEVERANCE AGREEMENTS
      On June 23, 2004, the Company entered into written employment agreements with Mr. Cerotzke and Mr. Allen. Mr. Cerotzke’s employment agreement provides for an initial base salary of $160,000, and Mr. Allen’s employment agreement provides for an initial base salary of $135,000. Each of the employment agreements provides for periodic salary adjustments as determined by the Board. Mr. Cerotzke’s employment agreement provides for annual incentive compensation under a program to be developed by the Board and under the Company’s existing annual incentive program and for a grant of 10,000 options, with additional grants of 10,000 options on each of the first and second anniversaries of the effective date of the employment agreement. Mr. Allen’s employment agreement provides for an initial grant of 20,000 options, with an additional grant of 10,000 options on the first anniversary of the effective date of the employment agreement. Twenty-five percent of each option grant vests immediately and the remainder of each option grant vests ratably over three years.
      Mr. Cerotzke’s agreement was effective July 1, 2004, and continues until terminated as provided in the agreement. The agreement provides a continuation of salary and medical benefits for 12 months, outplacement assistance, full vesting of stock options and payment of a pro-rated annual bonus following termination by the Company without cause or termination by Mr. Cerotzke if the Company changes his title, materially reduces his duties or authority, requires him to report internally other than to the Board, or requires a relocation from the Great Falls area, or if his Board membership terminates other than by his voluntary resignation. In the event that Mr. Cerotzke’s employment is terminated by the Company without cause or by Mr. Cerotzke for any of the reasons listed above following a change in control of the Company, Mr. Cerotzke is entitled to continuation of base salary and medical benefits for up to two years, payment of a prorated annual bonus, and up to two times’ his target annual bonus, together with full vesting of his stock options. Under the employment agreement, Mr. Cerotzke is subject to confidentiality, conflict of interest and nonsolicitation provisions.
      On October 24, 2003 the Company entered into a Separation Agreement, Release and Waiver of Claims with Edward J. Bernica, the Company’s former President and Chief Executive Officer. Pursuant to the agreement, Mr. Bernica and the Company agreed to terminate Mr. Bernica’s employment as President and Chief Executive Officer and Mr. Bernica also resigned as a Director of Energy West. As consideration for the agreement, the Company agreed to pay Mr. Bernica 30 semi-monthly payments of $6,187.50. On an annualized basis, this rate is equal to the rate of Mr. Bernica’s cash compensation for fiscal year 2003. The agreement also provides that Mr. Bernica at his own cost may continue health coverage under the Company’s health plan as required under Federal law. The agreement includes a general release of all potential claims and contains standard confidentiality and non-solicitation language for the benefit of the Company.

PERFORMANCE OF THE COMPANY’S COMMON STOCK
      The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to shareholders of Energy West, Incorporated during the five year period ended June 30, 2005, as well as an overall stock market index (S&P 500 Index) and the peer group index (S&P Utilities Index).

	Cumulative Total Return

	6/00	6/01	6/02	6/03	6/04	6/05

ENERGY WEST INCORPORATED	100.00	155.25	134.17	87.07	96.49	131.12

S&P 500	100.00	85.17	69.85	70.03	83.41	88.68

S&P Utilities	100.00	121.12	82.58	79.13	88.22	121.73

The graph is based on $100 invested on June 30, 2000, in the Company’s common stock and each of the indexes, each assuming dividend reinvestment. The historical stock performance on this graph is not necessarily indicative of future performance.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      During the last fiscal year, the Compensation Committee consisted of two (2) members of the Board of Directors for part of the year and of three for the balance, none of whom were officers or employees of the Company or any of its subsidiaries. During 2005, the Committee consisted of Messrs. Argo and Flitner for the first nine months of the fiscal year. During the last three months of the fiscal year, Messrs Argo, Davidson and Osborne were members of the Committee. The Committee met twice during the fiscal year.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than ten percent of the Company’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers (NASD). Such persons are also required to furnish the Company with copies of all such reports. Based solely on its review of the copies of such reports received by the Company, the Company believes that its directors and executive officers filed all required reports during or with respect to the fiscal year ending June 30, 2005 on a timely basis except for the following late filings: (i) John C. Allen: Two Forms 4 to disclose two transactions; (ii) David Cerotzke: One Form 4 to disclose one transaction; (iii) Tim Good: Two Forms 4 to disclose two transactions; and (iv) Douglas Mann: Two Forms 4 to disclose two transactions. Forms 5 were filed for each of Messrs. Allen, Cerotzke, Good and Mann reporting each of these transactions on November 17, 2005.
RATIFICATION OF INDEPENDENT AUDITORS (PROPOSAL NO. 2)
      The firm of Hein & Associates LLP acted as independent auditors to examine the financial statements of the Company and its subsidiaries for the 2005 fiscal year. Representatives of Hein & Associates LLP will be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
      The firm of Deloitte & Touche LLP acted as independent auditors to examine the financial statements of the Company and its subsidiaries for the 2004 fiscal year.
      Aggregate fees billed to the Company during fiscal years 2005 and 2004 by the company’s principal accounting firm, Hein & Associates LLP, and Deloitte & Touche LLP, and their affiliates, were as follows:

	2005	2004

Audit Fees	$157,290	$153,171
Audit-Related Fees(a)	108,625	—

Total Audit and Audit-Related Fees	265,915	153,171
Tax Fees(b)	9,500	14,742
All Other Fees(c)	28,572	30,910

Total Fees	$303,987	$198,823

(a)	Fees related to the derivative contracts.

(b)	Advisory services related to preparation of income tax returns.

(c)	Advisory services related to 404 Sarbanes-Oxley readiness.
      The Audit Committee pre-approves all audit and non-audit services performed by the independent auditors. It is the policy of the Audit Committee that all services rendered by the Company’s independent auditors are approved by the Audit Committee prior to engagement.
      Our Audit Committee, pursuant to authority granted to it by our Board of Directors, has selected Hein & Associates LLP, certified public accountants, as independent auditors to examine our annual consolidated financial statements for our fiscal year ending June 30, 2006. Our Board is submitting this proposal to the vote of the shareholders in order to ratify the Audit Committee’s selection. If shareholders do not ratify the selection of Hein & Associates LLP, the Audit Committee will reconsider the selection of independent auditors.
      The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of Hein & Associates LLP as independent auditors for fiscal 2006. Therefore, abstentions effectively count as votes against this proposal.
      The Board of Directors recommends a vote FOR ratification of as the Company’s independent auditors for fiscal 2006.
SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
      Based on the dates related to this year’s meeting, in order for proposals for shareholders to be considered for inclusion in the proxy statement for the 2006 Annual Meeting of Shareholders of Energy West, Incorporated, such proposals must be received by the Secretary of Energy West, Incorporated before September 20, 2006. Pursuant to the Company’s By-Laws, shareholders desiring to nominate one or more directors at the annual meeting must provide written notice to the Company’s Secretary not later than June 1, 2006. Such notice must contain certain information specified in the Company’s By-Laws. The Company’s management proxies may exercise their discretionary voting authority on any other matters of which the Company has not been notified on or before September 20, 2005. The Company expects that the 2006 annual meeting will be scheduled for a date in the Fall of 2006. Once such date has been set, the Company will publicly announce the date of the 2006 annual meeting and the deadlines for making proposals or nominations if different from the dates set forth above.
      On February 20, 2004, the Board of Directors of the Company adopted an amendment to the Company’s By-Laws to amend the procedures to be followed for shareholder nominations of directors. In order for a shareholder to propose director nominations at the Company’s annual meeting of shareholders, the By-Laws, as amended, require a shareholder to provide the Company with a written notice, which must be received by the Company at its principal executive offices, not less than sixty (60) days prior to the date of the annual meeting. The notice must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.
OTHER MATTERS
      As of the date of this proxy statement, our Board of Directors does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.
      A copy of our Annual Report for the fiscal year ended June 30, 2005 has been mailed to you currently with this proxy statement. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.
      We have filed an Annual Report on Form 10-K for the fiscal year ended June 30, 2005 with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the Form 10-K by writing our Secretary at our principal executive offices at No. 1 First Avenue South, P.O. Box 2229, Great Falls, Montana 59403-2229.
      Your immediate attention to completing and mailing the enclosed proxy will be greatly appreciated.

By Order of the Board of Directors
Great Falls, Montana
October 21, 2005

ENERGY WEST, INCORPORATED

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

Election of Directors
1.	The Board of Directors recommends a vote FOR the following seven directors for a term of one year beginning with this Annual Meeting to be held November 16, 2005 and ending with the 2006 Annual Meeting of Shareholders or until their respective successors are elected and qualified:

Please mark your vote as indicated in this example.	☒

	For	Withhold		For	Withhold

01 — W.E. (Gene) Argo	☐	☐	05 — Terry M. Palmer	☐	☐

02 — David A. Cerotzke	☐	☐	06 — Richard J. Schulte	☐	☐

03 — Mark D. Grossi	☐	☐	07 — Thomas J. Smith	☐	☐

04 — Richard M. Osborne	☐	☐

(Cumulative Voting Designation: To vote cumulatively, write number of shares to be voted and the name of the nominee or nominees selected.)
Ratification of Independent Auditors
The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	The Board of Directors recommends a vote FOR ratification of Hein & Associates LLP as the Company’s independent auditors for the fiscal year ending June 30, 2006.	☐	☐	☐
In their discretion, upon such other matter or matters as may properly come before the meeting or any adjournment or postponement thereof.
Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Where shares are jointly held, each holder should sign. Executors, administrators, trustees and guardians should give full title as such. If signer is corporation, please sign the full corporate name by an authorized officer.

Signature 1 - Please keep signature within the box
Signature 2 - Please keep signature within the box
Date (mm/dd/yyyy)

001CD40001                     00H6GC

Proxy — ENERGY WEST, INCORPORATED

The undersigned hereby appoints David A. Cerotzke and Richard J. Schulte, and each of them, with full power of substitution, to represent the undersigned and vote all of the shares of stock in Energy West, Incorporated, a Montana corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Energy West to be held at the Civic Center, Park Drive and Central Avenue, Great Falls, Montana, 59401, on Wednesday, November 16, 2005 at 10:00 A.M., local time, and at any adjournment or postponement thereof, on the matters set forth on the reverse side and as more particularly described in the Proxy Statement of Energy West dated October 21, 2005, and in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment thereof.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ENERGY WEST, INCORPORATED. THE PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE INDEPENDENT AUDITORS AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.
YOUR VOTE IS IMPORTANT
IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE